UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2010

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Winston Road, Suite 300 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Certain members of management of Team Health Holdings, Inc. (the “Company”) will be attending meetings with analysts, investors and others at the 28th Annual J.P. Morgan Healthcare Conference to be held during the week of January 11, 2010 in San Francisco, California. In connection with these meetings, management may discuss the slide presentation furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. In advance of these meetings, the Company has posted the accompanying slides on the Investor Relations section of its website, at www.teamhealth.com.

The slide presentation attached as Exhibit 99.1 to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation are “forward-looking” rather than historical. The slide presentation also states that these and other risks relating to the Company are set forth in documents filed by the Company with the Securities and Exchange Commission.

The information included in this report (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used during meetings with investors, analysts and others at the 28th Annual J.P. Morgan Healthcare Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010	TEAM HEALTH HOLDINGS, INC.

	By:	/s/ DAVID P. JONES
David P. Jones
Chief Financial Officer